UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 18, 2023

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware		1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor,	Michigan		49022-2692
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange	and	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2023, Whirlpool Corporation (the "Corporation") held its 2023 annual meeting of stockholders (the “2023 Annual Meeting”). At the 2023 Annual Meeting, the stockholders approved the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan (the “2023 Plan”). The terms and conditions of the 2023 Plan and awards contemplated thereunder are described in the Corporation’s Proxy Statement, dated March 8, 2023 (the "Proxy Statement"), which description is incorporated by reference herein.

The purpose of the 2023 Plan is to foster and promote the long-term financial success of the Corporation and increase stockholder value by: (i) strengthening the Corporation's capability to develop, maintain, and direct an outstanding management team; (ii) motivating superior performance by means of long-term performance-based incentives; (iii) encouraging and providing a means for obtaining an ownership interest in the Corporation; (iv) attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies; and (v) enabling award recipients to participate in the long-term growth and financial success of the Corporation.

Under the 2023 Plan, the Corporation may grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other share-based awards, performance awards or any other right, interest or option relating to shares of the Corporation or other property (including cash) granted pursuant to the provisions of the 2023 Plan. Subject to the terms and conditions of the 2023 Plan, the number of shares authorized for grants under the 2023 Plan is 4,650,000, reduced by one share for every one share subject to stock options or stock appreciation rights granted under the 2023 Plan and by 2.5 shares for every one share subject to awards other than stock options or stock appreciation rights granted under the 2023 Plan.

This summary is qualified in its entirety by reference to the 2023 Plan, filed as Exhibit 10.1 attached hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 18, 2023, the Corporation held its 2023 Annual Meeting. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Corporation's Proxy Statement. The results of the stockholder vote are as follows:

a.Samuel R. Allen, Marc R. Bitzer, Greg Creed, Diane M. Dietz, Gerri T. Elliott, Jennifer A. LaClair, John D. Liu, James M. Loree, Harish Manwani, Patricia K. Poppe, Larry O. Spencer, and Michael D. White were each elected by the stockholders to a term to expire in 2024 or until their respective successors are duly elected and qualified.

Nominees	For	Against	Abstain	Broker Non-Votes
Samuel R. Allen	35,569,625	6,306,059	89,550	4,884,101
Marc R. Bitzer	39,054,231	2,751,938	159,065	4,884,101
Greg Creed	40,722,274	1,145,789	97,171	4,884,101
Diane M. Dietz	41,007,376	870,095	87,763	4,884,101
Gerri T. Elliott	41,132,615	741,073	91,546	4,884,101
Jennifer A. LaClair	40,135,631	1,738,987	90,616	4,884,101
John D. Liu	40,441,865	1,416,857	106,512	4,884,101
James M. Loree	41,108,197	760,826	96,211	4,884,101
Harish Manwani	39,203,480	2,654,072	107,682	4,884,101
Patricia K. Poppe	40,108,907	1,751.823	104,504	4,884,101
Larry O. Spencer	40,089,330	1,770,820	105,084	4,884,101
Michael D. White	38,438,980	3,412,020	114,234	4,884,101

b. The stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Corporation’s named executive officers disclosed in the Proxy Statement, including the Compensation Discussion & Analysis, the compensation tables and related disclosure.

For	Against	Abstain	Broker Non-Votes
38,945,450	2,857,114	162,670	4,884,101

c. The stockholders voted, on an advisory (non-binding) basis, on the frequency with which the Corporation should hold future advisory votes on executive compensation. Consistent with a majority of the votes cast with respect to this proposal and with the recommendation of the Corporation's Board of Directors, the Corporation will hold a stockholder advisory vote on the compensation of the Corporation's named executive officers annually until the next required vote on the frequency of stockholder votes on the compensation of the Corporation's named executive officers as required pursuant to Section 14(A) of the Securities and Exchange act of 1934, as amended, and the rules and regulations promulgated thereunder.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
39,862,645	164,412	1,847,777	90,400	4,884,101

d. The stockholders ratified the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2023.

For	Against	Abstain
45,153,189	1,587,022	109,124

e. The stockholders approved the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan.

For	Against	Abstain	Broker Non-Votes
38,475,821	3,301,778	187,635	4,884,101

Item 9.01. Financial Statements and Exhibits.

(d): The following exhibits are being filed herewith:

Exhibit No.	Exhibit
10.1	Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2023                     WHIRLPOOL CORPORATION

                            By:     /s/ Bridget K. Quinn
                            Name:     Bridget K. Quinn
                            Title:     Deputy General Counsel and Corporate Secretary